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                                                  EXHIBIT 11
                                                  ----------

                                 CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                    (in thousands, except per share data)

                                                   February 29,           February 28,           February 28,
                                                       2004                   2003                   2002
                                               --------------------   --------------------   --------------------
                                                 Basic     Diluted      Basic     Diluted      Basic     Diluted
                                               ---------  ---------   ---------  ---------   ---------  ---------
Net income                                     $ 220,414  $ 220,414   $ 203,306  $ 203,306   $ 136,421  $ 136,421
Dividends on preferred stock                      (5,746)    (5,746)       -          -           -          -
                                               ---------  ---------   ---------  ---------   ---------  ---------
Income available to common stockholders        $ 214,668  $ 214,668   $ 203,306  $ 203,306   $ 136,421  $ 136,421
                                               =========  =========   =========  =========   =========  =========

Shares:
Weighted average common shares
  outstanding                                    100,702    100,702      89,856     89,856      85,505     85,505
Adjustments:
  Stock options                                     -         3,314        -         2,890        -         2,320
  Preferred stock                                   -         2,932        -          -           -          -
                                               ---------  ---------   ---------  ---------   ---------  ---------
Adjusted weighted average common
  shares outstanding                             100,702    106,948      89,856     92,746      85,505     87,825
                                               =========  =========   =========  =========   =========  =========

Earnings per common share                      $    2.13  $    2.06   $    2.26  $    2.19   $    1.60  $    1.55
                                               =========  =========   =========  =========   =========  =========
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